[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

CONFIDENTIAL

THE GEORGE WASHINGTON UNIVERSITY

Amended and Restated Patent License Agreement

This Amended and Restated Patent License Agreement (this “Agreement”) is made by and between the George Washington University, a congressionally chartered not-for-profit corporation (“University”) located in the District of Columbia, and La Jolla Pharmaceutical Company, a California corporation (“Company”). This Agreement is being signed on March 1, 2016 (the “Execution Date”). This Agreement will become effective as of March 1, 2016 (the “Effective Date”).

BACKGROUND

A.    University and Company entered into a Patent License Agreement (the “Original Agreement”) effective as of November 30, 2014 (the “Original Effective Date”).

B.    University and Company desire to add to and modify certain provisions of the Original Agreement, particularly, but not exclusively, with respect to expanding the Field of Use to all fields in exchange for additional consideration and diligence requirements.

C.    University and Company desire to amend and restate the Original Agreement in its entirety as of the Amendment Date to include such additions and modifications.

D.    University owns certain intellectual property developed by [***] of the University’s School of Medicine relating to [***] entitled “Angiotensin II Alone or in Combination for the Treatment of Hypotension.”

E.    University also owns certain letters patent and/or applications for letters patent relating to the foregoing intellectual property.

F.    Company desires to obtain an exclusive license under the Patent Rights (defined below) to exploit such intellectual property.

G.    University has determined that the exploitation of the intellectual property by Company is in the best interest of University and is consistent with its educational and research missions and goals.

In consideration of the mutual obligations contained in this Agreement, and intending to be legally bound, the parties agree as follows:

Section 1.Definitions. Capitalized terms not otherwise defined herein will have the meaning set forth below:
1.1    “Affiliate” means, with respect to a particular Party, any person, corporation, association or other entity which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party. As used herein, “control” means, directly or indirectly, the ownership or contractual control of at least fifty percent (50%) of the total voting power of the shares (or other securities or rights) entitled to vote.

1.2    “Change of Control” means: (i) a transaction or series of related transactions that results in the sale or other disposition of all or substantially all of the Company’s assets; or (ii) a merger or

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission consolidation in which the shareholders of Company immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, own voting stock of the Company that possess a majority of the voting power of all the Company’s outstanding capital stock and the power to elect a majority of the members of the surviving company’s board of directors; or (iii) a transaction or series of related transactions (which may include without limitation a tender offer for Company’s stock or the issuance, sale or exchange of stock of Company) if the shareholders of Company immediately prior to the initial such transaction do not, immediately after consummation of such transaction or any of such related transactions, own stock or other securities of Company that possess a majority of the voting power of all Company’s outstanding stock and other securities and the power to elect a majority of the members of Company’s board of directors. As used herein, the term “control” (including, with correlative meanings, the terms, “controls” “controlling”, “controlled by” or “under common control with”) with respect to a designated person means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such person or otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

1.3    “Claim” means any charges, complaints, actions, suits, proceedings, hearings, investigations, claims or demands.

1.4    “Commercially Reasonable Efforts” shall mean, with respect to development under this Agreement, a party’s use of those efforts and resources, consistent with the exercise of prudent scientific and business judgment, as applied by companies with similar resources to those of the applicable party to other products and services of similar commercial potential, potential market size and facing a similar potential competitive environment all as measured by the facts and circumstances at the time such efforts are made, which facts and circumstances may include, but are not limited to, reasonable application of the following: safety and efficacy; proposed product label and indication; patent protection, including scope, strength of claims, and term; anticipated pricing and reimbursement terms; manufacturing costs and other costs of goods sold; addressable patient population; and potential competition from third parties.

1.5    “Confidential Information” shall have the meaning set forth in Section 6.1.

1.6    “Development Plan” shall have the meaning set forth in Section 3.1.

1.7    “Field of Use” shall mean all fields of use, including combination products.

1.8    “First Commercial Sale” shall mean the date on which the Company, or its Affiliates or Sublicensees consummate their first Sale of a Licensed Product in any country having a pending patent application or an issued patent within the Patent Rights. If the first Sale of a Licensed Product takes place in the United States or the European Union, then it only qualifies as a First Commercial Sale if the Licensed Product that has been approved for commercialization in the United States or European Union, as applicable.

1.9    “Indemnified Party” means each of University and its trustees, officers, faculty, students, employees, contractors, and agents.

1.10    “Indemnification Event” means any Claim against one or more Indemnified Parties arising out of or resulting from: (a) the development, testing, use, manufacture, promotion, sale or other disposition of any Patent Rights or Licensed Products by Company, its Affiliates, Sublicensees, assignees or vendors or third parties, including, but not limited to: (i) any product liability or other Claim of any kind related to use by a third party of a Licensed Product, (ii) any Claim by a third party that the practice of any

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission of the Patent Rights or the design, composition, manufacture, use, sale or other disposition of any Licensed Product infringes or violates any patent, copyright, trade secret, trademark or other intellectual property right of such third party, and (iii) any Claim by a third party relating to clinical trials or studies for Licensed Products; (b) any Claim arising from, relating to or in connection with Company's capital or debt raising activities, including but not limited to its private placement memorandum, stock purchase agreements, convertible purchase arrangements and/or debt instruments, and/or Company's written or oral statements and/or representations made about University in all such capital or debt raising activities; and (c) the enforcement of Section 11 by any Indemnified Party.

1.11    “Indication” means any disease or condition covered under the Patent Rights that may have therapeutic, ameliorative or preventive activity and for which a Licensed Product is subject to a investigational new drug application (or foreign equivalent) specific to such disease or condition to achieve regulatory approval to commercialize.

1.12    “Liabilities” means all damages, awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including, but not limited to, court costs, interest and reasonable fees of attorneys, accountants and other experts) that are incurred by an Indemnified Party or awarded or otherwise required to be paid to third parties by an Indemnified Party.

1.13    “License” shall have the meaning set forth in Section 2.1.

1.14    “Licensed Product” means products and services that are made, made for, used, imported, offered for sale or sold by Company or its Affiliates or Sublicensees in a given country that would in the absence of the License, infringe (or, in the case of pending patent applications, upon issuance, would infringe) at least one Valid Claim in such country.

1.15    “NDA” means a New Drug Application, filed with the United States Food and Drug Administration, seeking regulatory approval for the commercialization of a Licensed Product within the United States.

1.16    “Net Sales” means the consideration received, or the fair market value attributable to, each Sale, less Qualifying Costs that are directly attributable to a Sale, specifically identified on an invoice or other documentation and actually borne by Company or its Affiliates or Sublicensees. For purposes of determining Net Sales, “fair market value” means the cash consideration that Company or its Affiliates or Sublicensees would realize from an unrelated buyer in an arm’s length sale of an identical item sold in the same quantity and at the time and place of the transaction. If any Licensed Product is to be sold as part of a product that incorporates one or more active pharmaceutical ingredients that are not a Licensed Product, then parties shall negotiate in good faith to agree on an appropriate adjustment to the Net Sales of such combination product to reflect the relative fair market value of the Licensed Product and any other pharmaceutically active ingredients contained in such combination product. If the parties cannot reach agreement, then the Net Sales of such combination product shall be determined by multiplying [***], in each case during the applicable royalty reporting period or, if sales of both the applicable Licensed Product and the other product(s) did not occur in such period, then in the most recent royalty reporting period in which such separate sales of both such Licensed Product and the other product(s) occurred. In the event that an average sale price cannot be determined for both the applicable Licensed Product and all other active pharmaceutical products(s) included in such combination product, then Net Sales of the applicable Licensed Product shall be calculated by multiplying [***]. If the parties cannot promptly agree on the respective fair market values of such Licensed Product and such other product(s), they shall engage a mutually acceptable

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission expert to determine, as promptly as practicable, the respective fair market values of such Licensed Product and such other product(s). Such expert determination shall be final and binding on the parties and the cost of such expert’s review shall be borne equally by the Company and University (with the University portion of such fee to be offset from the next applicable payment due hereunder).

1.17    “Patent Rights” means all of the University's patent rights represented by or issuing from: (a) the United States patents and patent applications listed in Exhibit A; (b) any continuation, divisional, and re-issue applications of (a); (c) any claim in a continuation-in-part of (a) or (b), solely to the extent that it claims priority to and claims subject matter fully disclosed and enabled by a patent or application of (a) or (b); and (d) any foreign counterparts and extensions claiming the benefit of priority to (a) or (b).

1.18    “Qualifying Costs” means: (a) customary discounts in the trade for quantity purchased, or early payment actually allowed and taken; (b) credits, and other allowances for returns that do not exceed the original invoice amount; (c) prepaid outbound transportation expenses and transportation insurance premiums; (d) sales and use taxes and other fees imposed by and indefeasibly paid to a governmental agency, but not franchise or income taxes of any kind whatsoever; and (e) rebates and chargebacks provided to managed health care organizations, international organizations, or federal, state, local or other governments, including, in the United States, Medicare and Medicaid.

1.19    “Quarter” means each three-month period beginning on January 1, April 1, July 1 and October 1.

1.20    “Sale” means any bona fide transaction for which consideration is received by Company or its Affiliate or a Sublicensee for the sale, use, lease, transfer or other disposition of a Licensed Product to a third party. A Sale is deemed completed at the time that Company or its Affiliate or Sublicensee receives payment for a Licensed Product.

1.21    “Sponsored Research Arrangement” means any option granted to a third party to acquire a license or assignment of the University Improvements as a term or condition of third party sponsored research.

1.22    “Sublicense” means an arms-length transaction pursuant to which Company grants an unrelated third party access to Patent Rights under the License.

1.23    “Sublicensee” shall have the meaning set forth in Section 2.4(b).

1.24    “Territory” shall mean worldwide.

1.25    “Trigger Event” shall have the meaning set forth in Section 7.4.

1.26    “University Improvements” means inventions in the Field of Use that: (i) are dominated by the Licensed Patents, (ii) are assigned to University, and (iii) are not subject to an obligation to license the rights in the invention to a third party, including but not limited to under any Sponsored Research Arrangement, provided that any rights related to University Improvements granted to Company hereunder are subject to any rights of the United States Government pursuant to the provisions of 35 U.S.C. sections 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations.

1.27    “Valid Claim” means: (a) an enumerated claim within the Field of Use in any unexpired and issued patent included within the Patent Rights, provided that the claim has not been found invalid,

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission unpatentable, or unenforceable by a court or administrative agency of competent jurisdiction, or (b) an enumerated claim within in a pending application within the Patent Rights, provided that an enumerated claim of a pending application will no longer count as a Valid Claim after a date of six (6) years from the Effective Date.

Section 2.License.

2.1    License Grant. University hereby grants to Company an exclusive license under the Patent Rights to make, have made, use, import, offer for sale and sell Licensed Products in the Field of Use throughout the Territory during the Term (the “License”). The License includes the right to grant one or more Sublicenses, as permitted by this Agreement. No other rights or licenses are granted by University. Nothing in this Agreement confers by estoppel implication or otherwise, any license or rights under any University patent other than the Patent Rights, regardless whether such patents are dominant or subordinate to the Patent Rights. The University represents and warrants that it has not granted to any third party any rights in and to the Patent Rights that would conflict with the License grant to the Company pursuant to this Section 2.1.

2.2    Reservation of Rights by University. University reserves the right to use, and to permit other non-commercial entities to use, the Patent Rights solely for educational and research purposes. To the extent that the Technology Commercialization Office of the University becomes aware of any actual or proposed Sponsored Research Arrangement during the Term, the University will use reasonable efforts to provide the Company with prompt written notice of the existence of such arrangement and, subject to confidentiality limitations under the Sponsored Research Arrangement(s), the material terms of such arrangement.

2.3    University Improvements. University will provide the Company with a written invention disclosure describing any University Improvement. Company shall have sixty (60) days from its receipt of the invention disclosure to determine if it wishes to enter into good faith negotiations with University to obtain a license in the University Improvement (the “Option Period”). All invention disclosures relating to University Improvements are and shall remain University’s Confidential Information.
(a)If within the Option Period Company notifies the University in writing of its intent to negotiate for a license for the University Improvement, the Parties agree to negotiate in good faith for license for the University Improvements having commercially reasonable terms. If the Parties are unable to enter into a mutually acceptable license agreement for the rights in and to the University Improvement within [***] days after Company’s receipt of the invention disclosure (the “Negotiation Period”), University shall be free in its sole discretion to negotiate and enter into a license with a third party for the University Improvement without any further obligation to Company, unless the Parties mutually agree in writing to extend the Negotiation Period.

(b) The Parties agree that all negotiated licenses shall provide, among other things: for Company (and Affiliates and sublicensees, if any) to use Commercially Reasonable Efforts (as defined herein) to introduce products utilizing the University Improvements into public use as rapidly as practicable; for a royalty that is usual and customary in the trade; for continued payment of Patent Costs by Company; for termination in the event Company has failed to satisfy the applicable Commercially Reasonable Efforts standard to introduce licensed products into public use, or is not actively seeking to do so, within a time period acceptable to University; for indemnity and insurance terms acceptable to University in its sole discretion; in the case of exclusive licenses, for University to retain a non-exclusive license to the University Improvements, with the right to grant sub-licenses, for research and educational purposes only; and that the

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission rights of the United States Government pursuant to the provisions of 35 U.S.C. sections 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations are specifically reserved, if applicable.

(c)If the Company notifies the University within the Option Period that it does not wish to negotiate with University for a license to the University Improvements, or fails to notify University in writing by the last day of the Option Period that it wishes to negotiate with University for a license to the University Improvements, University shall be free in its sole discretion to negotiate and enter into a license with a third party for the University Improvements without any further obligation to Company.

2.4    Sublicenses. The Company may grant one or more Sublicenses hereunder, provided, that: (i) Company will prohibit the Sublicensee from further sublicensing, (ii) Company will require the Sublicensee to comply with the terms and conditions of this Agreement applicable to a Sublicensee, and (iii) within 30 days after Company enters into an agreement pursuant to which a Sublicense is granted (a “Sublicense Agreement”), the Company shall deliver to University a complete and accurate copy of the entire Sublicense Agreement written in the English language. University’s receipt of the Sublicense Agreement, however, will not constitute a waiver of any right of University or obligation of Company under this Agreement.
(a)    In the event that Company causes or experiences a Trigger Event, all payments due to Company from its Affiliates or Sublicensees (defined below) will, upon notice from University to such Affiliate or Sublicensee, become payable directly to University for the account of Company. Upon receipt of any such funds, University will remit to Company the amount by which such payments exceed the amounts owed by Company to University.

(b)    The Company’s execution of a Sublicense Agreement will not relieve Company of any of its obligations under this Agreement, including its obligation to use Commercially Reasonable Efforts to develop, commercialize, market and sell Licensed Products in a manner consistent with the Development Plan, provided that such efforts may be satisfied by the activities of a counterparty to a Sublicense Agreement (the “Sublicensee”). Company is primarily liable to University for any act or omission of an Affiliate of Company or Sublicensee that would be a breach of this Agreement if performed or omitted by Company, and Company will be deemed to be in breach of this Agreement as a result of such act or omission that would otherwise constitute a breach hereunder.

Section 3.Diligence

3.1    Development Plan. Company delivered to University, an initial development plan for the Patent Rights with the Original Agreement, setting forth applicable information listed under Exhibit B (the “Development Plan”). Thereafter, Company will deliver to University an annual updated Development Plan no later than December 1 of each year during the Term (commencing on December 1, 2015). The annual updated Development Plan will include, in addition to the items enumerated in the initial Development Plan, a summary of the principal activities undertaken in the past year in satisfaction of the diligence obligations under Section 3.2, and an accounting of any and all milestone(s), or other payments, including royalties, due hereunder. Company will use Commercially Reasonable Efforts to develop, commercialize, market and sell Licensed Products in a manner consistent with the written Development Plan.

3.2    Diligence Events. The Company will use Commercially Reasonable Efforts to achieve each of the diligence events set forth below (the “Diligence Events”) by the applicable completion date.

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
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1st Indication: [***]	COMPLETION DATE
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
2nd Indication
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
All Additional Indications
[***]	[***]

3.3    Diligence Resources. Until the completion of a Phase 3 clinical trial of a Licensed Product, the Company will, by April 1, 2016, commit financial resources to the development of one or more Licensed Product(s) in an aggregate amount of at least $[***], which amount may include (but not be limited to) expenditures for manufacturing, pre-clinical studies, regulatory compliance, and clinical study expenses (including expenditures with any CRO managing such studies). In the event that the Company cannot certify that the Company’s total development expenditures for one or more Licensed Product(s) during the time from the Original Effective Date through April 1, 2016 do not meet or exceed this required minimum level, then the Company will pay to University the amount of the shortfall, within thirty days after the end of said period.
Section 4.Fees and Royalties

4.1    License Initiation Fee. In partial consideration of the License, Company has paid to University a non-refundable, non-creditable license initiation fee of $250,000 under the Original Agreement.

4.2    Amendment Fee. In partial consideration of the License, Company will pay to University a non-refundable, non-creditable amendment fee of $[***]. This payment shall be due within 30 days of receipt of invoice.

4.3    License Maintenance Fees.     In partial consideration of the License, Company will pay to University, on each anniversary of the Original Effective Date until the First Commercial Sale of the first Licensed Product within the Territory, a license maintenance fee in the amount of $[***] on the first anniversary of the Original Effective Date, and then $[***]on each anniversary thereafter.

4.4    Indication Initiation Fees. In partial consideration of the License, Company will pay to University no later than 60 days from the filing of an IND for each additional Indication after [***], an indication initiation fee in the amount of $[***], provided, however, (i) no such payment will be due to the extent the primary endpoint of the Phase III trial for first indication of catecholamine-resistant hypotension fails to be met and (ii) an indication initiation fee shall be payable only once in respect of each Indication (“Other Indication Initiation Fees”).

4.5    Milestone Payments. In partial consideration of the License, Company will pay to University the applicable milestone payment set forth below within 90 days after achievement of each milestone for each Licensed Product, if a Valid Claim then exists under an issued patent with respect to such

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Licensed Product within the relevant country or region at the time the milestone is achieved. If a Valid Claim does not then exist under an issued patent with respect to such Licensed Product within the relevant country or region at the time the milestone is achieved, the applicable milestone payment will accrue for the benefit of University and Company shall pay the milestone payment to University within 90 days of the date that a patent with a Valid Claim covering a Licensed Product issues or grants.

(a)For clarity: (i) in the event that the Regulatory Milestone (defined below) for Receipt of NDA Approval occurs prior to University obtaining a Valid Claim under an issued patent in the U.S., then the Company will not be required to make the milestone payment upon receipt of NDA approval, but will instead pay the applicable milestone payment to University within 90 days of the issuance of the relevant patent containing such Valid Claim, and (ii) in the event that the Regulatory Milestone for Receipt of European Regulatory Approval occurs prior to University obtaining a Valid Claim under an issued patent in a European Patent Convention member state, then the Company will not be required to make the milestone payment upon receipt of European regulatory approval, but will instead pay the applicable milestone payment to University within 90 days of the issuance of the relevant patent containing such Valid Claim. Company will provide University with written notice within 30 days after achieving each milestone.

(b)For further clarity: (i) milestone payments are due and payable only with respect to Licensed Products covered by an issued patent with a Valid Claim, (ii) Regulatory Milestone Payments set forth below shall be due and payable with respect to each Indication the first time any Licensed Product achieves the applicable Milestone, and (iii) the Patent Milestone Payment set forth below shall only be payable one time with respect to all of the Patent Rights included within the License.

Regulatory Milestones	PAYMENT
1st Indication: [***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
Each Other Indication
[***]	$[***]
[***]	$[***]
[***]	$[***]

Patent Milestone
[***]	$[***]

4.6    Earned Royalties.

(a)    In partial consideration of the License, Company will pay to University a royalty on a country-by-country basis equal to: (i) [***]% of Net Sales in each Quarter during the Term in such country, but only with respect to Sales of any Licensed Product(s) in that country that are covered by an issued patent containing a Valid Claim covering such Licensed Product(s); and (ii) [***]% of Net Sales in each Quarter during the Term in such country, but only with respect to Sales of any Licensed Product(s) in that country that are covered by a pending (and unissued) patent application containing a Valid Claim covering such Licensed Product(s). If a patent application with a Valid Claim covering a Licensed Product results in an issued patent, then the applicable royalty rate for the Quarter in which issuance occurs shall be prorated based on total Net Sales for the Quarter and the relative portion of the Quarter for which clauses (i) and (ii) apply (e.g., if Net Sales are $[***] in a given Quarter and a patent with a Valid Claim issues [***]

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

% of the way into a given Quarter, then a [***]% royalty rate shall apply to $[***] of Net Sales and a [***]% royalty rate shall apply to $[***] of Net Sales in such Quarter).

(b)    In addition to the royalties set forth in Section 4.6(a), if a pending patent application with a Valid Claim that has previously given rise to any royalty obligations pursuant to Section 4.6(a)(ii) subsequently results in an issued patent with one or more Valid Claims covering the applicable Licensed Products in such country, then the Company shall, within 90 days following the issuance of such patent, make a one-time payment to the University equal to [***]% of the Historical Net Sales (defined below) of the Licensed Product(s) covered by the Valid Claims for the newly issued patent. For purposes of this Section 4.6(b), the “Historical Net Sales” shall mean the Net Sales of a given Licensed Product in a particular country, measured over the four full Quarters immediately preceding the patent issuance.

4.7    Minimum Royalties. In partial consideration of the License, Company will pay on a Quarterly basis to University the applicable minimum royalty set forth below. This provision shall commence once a patent is issued with a Valid Claim in the United States, Europe, Japan or China, but will be payable only if the actual earned royalties due to University under Section 4.6(a) for each Quarter after the First Commercial Sale of a Licensed Product does not exceed the Minimum Royalty amounts as defined below.

PERIOD	MINIMUM ROYALTY
First 4 Quarters after First Commercial Sale  For clarity, minimum royalty obligations do not commence unless and until issuance of patent with a Valid Claim covering a Licensed Product in United States, Europe, Japan or China.
$[***]
Next 4 Quarters	$[***]
Next 4 Quarters	$[***]
Next 4 Quarters	$[***]
All Quarters thereafter	$[***]

4.8    Sublicense Fees. In partial consideration of the License, Company will pay to University a sublicense fee in the amount set forth below (the “Sublicense Fee”), expressed as a percentage of the sum of all payments, plus the fair market value of all other consideration of any kind, received by Company from Sublicensees during the Quarter under the Sublicense Agreement(s) in consideration for such Sublicense, excluding: (a) royalties paid to Company by a Sublicensee based upon Sales or Net Sales by the Sublicensee; (b) equity investments in Company by a Sublicensee up to the amount of the fair market value of the equity purchased on the date of the investment; (c) loan proceeds paid to Company by a Sublicensee in an arm’s length, full recourse debt financing to the extent that such loan is not forgiven; and (d) sponsored research or development funding paid to Company by a Sublicensee in a bona fide transaction for future research or future development of Licensed Products to be performed by Company. The Sublicense Fee shall be payable by the Company within 30 days after the Company receives payment of the underlying fee from the Sublicensee.

Until the following anniversary of the Original Effective Date	SUBLICENSE FEE
[***] anniversary	[***]%
[***] anniversary	[***]%
[***] and thereafter	[***]%

Section 5.Reports and Payments

5.1    Royalty Reports. Within 45 days after the end of each Quarter following the First Commercial Sale, Company will deliver to University a report, certified by the Controller or Chief Financial

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
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Officer of Company, detailing the calculation of all royalties, fees and other payments due to University for such Quarter. The report will include, at a minimum, the following information for the Quarter, each listed by product, by country: (a) the number of units of Licensed Products constituting Sales; (b) the gross consideration received or fair market value attributable if greater than consideration received for Sales; (c) Qualifying Costs, listed by category of cost; (d) Net Sales; (e) the gross amount of any payments and other consideration received by Company from Sublicensees and the amounts of any deductions permitted by Section 4.8; (f) the royalties, fees and other payments owed to University, listed by category; (g) the computations for any applicable currency conversions; and (h) the computations for any prior Quarter overpayment. Each royalty report will be substantially in the form of the sample report attached as Exhibit C.

5.2    Payments. Except as expressly set forth above, Company will pay all royalties, fees and other payments due to University under Sections 4.6, and 4.7 within sixty (60) days after the end of the Quarter in which such payment obligation arises.

5.3    Records. Company will maintain, and will cause its Affiliates and Sublicensees to maintain, complete and accurate books, records and related background information to verify Sales, Net Sales, and all royalties, fees, and other payments due or paid under this Agreement, as well as the various computations reported under Section 5.1. Company will maintain the records for each Quarter for at least four years after submission of the applicable report required under Section 5.1.

5.4    Audit Rights.

(a)By University. Upon reasonable prior written notice to Company, Company and its Affiliates and Sublicensees will provide University and its accountants with access to all of the books, records and related background information required by Section 5.3 to conduct a review or audit of Sales, Net Sales, and all of the royalties, fees, and other payments payable under this Agreement. Access will be made available: (i) during normal business hours; (ii) in a manner reasonably designed to facilitate University’s review or audit without unreasonable disruption to Company’s business; and (iii) no more than once each calendar year during the Term (as defined below) and for a period of five years thereafter. Company will pay University within 45 days the amount of any underpayment, determined by University review or audit, plus accrued interest (not to exceed the maximum rate permitted by applicable law). In the event of an overpayment by Company that is discovered as a result of a University-initiated audit, the overpayment shall be offset against future amounts due and owing to University under this Agreement. If the review or audit determines that Company has underpaid any payment by [***]% or more, then Company within 45 days will also pay the reasonable costs and expenses of University and its accountants in connection with the review or audit.

(b)By Company. The Company may on its own accord perform a periodic internal review or audit of Sales, Net Sales, and all of the royalties, fees, and other payments payable under this Agreement. If applicable, the Company will send the University a copy of the results of any such audit, detailing the underpayment or overpayment by the Company. In the event of an underpayment that is discovered as a result of a Company-initiated audit, the Company will pay the underpayment amount within 45 days of such discovery. Notwithstanding the forgoing, in the event Company twice during the Term makes underpayments, which underpayments were discovered as a result of Company-initiated audits, thereafter Company will pay all underpayments discovered as a result of a Company-initiated audit with accrued interest within 45 days of all such discoveries.   In the event of an overpayment that is discovered as a result of a Company-initiated audit, University shall have the right to conduct an audit in addition to its rights under Section 5.4(a)(iii) at its sole cost and all University-approved overpayments by Company shall be offset

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission against future amounts due and owing to University under this Agreement. Notwithstanding the foregoing, if the University-initiated audit determines that Company has underpaid any payment by [***]% or more, then Company within 45 days will also pay the reasonable costs and expenses of University and its accountants in connection with the review or audit.

5.5    Information Rights. Company will provide promptly to the University all material correspondence with the U.S. Food and Drug Administration, European Medicines Agency, and other drug regulatory agencies concerning regulatory approval of Licensed Products (the “Regulatory Correspondence”). The Regulatory Correspondence shall be treated as Confidential Information hereunder.

5.6    Currency. All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments will be made in United States dollars. If Company receives payment from a third party in a currency other than United States dollars for which a royalty or fee is owed under this Agreement, then (a) the payment will be converted into United States dollars at the conversion rate for the foreign currency as published in the eastern edition of the Wall Street Journal as of the last business day of the Quarter in which the payment was received by Company, and (b) the conversion computation will be documented by Company in the applicable report delivered to University under Section 5.1.

5.7    Place of Payment. All payments by Company are payable to “The George Washington University” and will be made to the following addresses:

By Check:

The George Washington University c/o Technology Commercialization Office 2033 K Street, NW, Suite 750 Washington, DC 20052 Attention: TCO Operations Coordinator

By Electronic Transfer:
Beneficiary Account Number: [***]
Beneficiary Account Type (for ACH):
Beneficiary Account Name:
Beneficiary Address: [***]

Bank’s Name:
Branch Name:
Bank’s Address:

ABA # (for ACH):
ABA # (for Wires):
SWIFT:

If the electronic transfer is for patent cost reimbursements please include “Funds should be credited to [***]” on the payment.

If the electronic transfer is for royalties/licensing fees please include “Funds should be credited to Alias [***]” on the payment.

5.8    Interest. All amounts that are not paid by Company when due will accrue interest from the date due until paid at a rate equal to [***] per month (or the maximum allowed by law, if less). The payment of such interest shall not foreclose University from exercising any other rights it may have as a consequence of the lateness of any payment.

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Section 6.Confidentiality and Use of University’s Name

6.1    Confidential Information.

(a)Information provided under this Agreement during the Term of this Agreement by one party or its Affiliates or Sublicensees (collectively, the “Disclosing Party”) to the other party to this Agreement, including that party’s affiliates and Sublicensees (collectively, the “Receiving Party”) shall be deemed confidential and proprietary to the Disclosing Party. Such confidential and proprietary information may include technology, data, samples, technical and economic information (including economic terms hereof), commercialization, clinical and research strategies, know-how and trade secrets provided by the Disclosing Party (collectively the “Confidential Information”), except that the term “Confidential Information” shall not include:
(i)    information that is or becomes part of the public domain through no fault of the Receiving Party;

(ii)    information that is obtained after the Original Effective Date by the Receiving Party or one of its Affiliates from any third party who is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information;

(iii)    information that is known to the Receiving Party or one or more of its Affiliates prior to the disclosure by the Disclosing Party, as evidenced by the Receiving Party's contemporaneous written records; and

(iv)    information that has been independently developed by the Receiving Party without the aid or use of Confidential Information, as shown by competent written evidence.

(b)The Receiving Party shall hold the Confidential Information in confidence and exercise at least reasonable care in protecting the confidentiality of such information. Further, the Receiving Party shall only use the Confidential Information for the limited purpose for which it was disclosed under this Agreement and in furtherance of the License and the development and exploitation of the Patent Rights, as contemplated herein.

(c)Notwithstanding the foregoing, the Receiving Party may disclose the Disclosing Party's Confidential Information to the extent (and only to the extent) required to comply with any applicable law, rule or regulation, as well as any court or administrative subpoena or a lawful court order provided that the Receiving Party first uses its best efforts to obtain an order preserving the confidentiality of such information and provided the Receiving Party gives the Disclosing Party timely notice of the contemplated disclosure to give the Disclosing Party an opportunity to intervene to preserve the confidentiality of such information.

6.2    Publication. Upon prior review by the University, the Company may disclose in a patent application or the prosecution thereof, any Confidential Information necessary to obtain or secure patent protection of the commercialized products or processes. In reviewing any such proposed disclosure, the Company shall provide the University with at least 30 days’ prior written notice of the proposed disclosure and shall respond to the Company’s request within such 30-day period. If no written response has been provided by the end of such 30-day period, then the Company shall have the right to proceed with its proposed disclosure. Each Party intends that to the extent that any Confidential Information is disclosed under this

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Agreement, such Confidential Information does not contain export control-listed technology or technical data identified on any US export control list, including the Commerce Control List (CCL) set forth in the Export Administration Regulations at 15 CFR Part 774 and the US Munitions List (USML) set forth in the International Traffic in Arms Regulations at 22 CFR Part 121. Prior to one Party providing the other Party with export control-listed information, the Disclosing Party will provide advance written notice to the Receiving Party regarding the export classification of such information, and the Receiving Party must issue written approval to the Disclosing Party prior to the transmission of such information to the Receiving Party. Notwithstanding any other provision of this Agreement, the Receiving Party is under no obligation to accept export control-listed information from the Disclosing Party.

6.3    Use of University's Name. Company and its Affiliates, Sublicensees, employees, and agents may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of University or any University school, organization, employee, student or representative, without the prior written consent of University. Notwithstanding the foregoing, the Company may disclose the name of the University in public filings if such is required to comply with applicable laws, rules and regulations, including the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended.

Section 7.Term and Termination

7.1    Term. This Agreement will commence on Original Effective Date and terminate upon the expiration or abandonment of the last patent to expire or become abandoned of the Patent Rights (the “Term”).

7.2    Early Termination by Company. Company may terminate this Agreement at any time effective upon completion of each of the following conditions: (a) providing at least [***] days prior written notice to University of such intention to terminate; (b) ceasing to make, have made, use, import, offer for sale and sell all Licensed Products in each country where such Licensed Products are covered by at least one issued patent containing a Valid Claim; (c) terminating all sublicenses and causing all Affiliates and Sublicensees to cease making, having made, using, importing, offering for sale and selling all Licensed Products that are covered by at least one issued patent containing a Valid Claim; and (d) paying all amounts owed to University under this Agreement between University and Company related to the Patent Rights, through the effective date of termination.

7.3    Early Termination by University. University may terminate this Agreement if: (a) Company is more than [***] days late in paying the University per the payment terms of Section 5.2 or otherwise specifically identified in this Agreement for any amounts owed under this Agreement and does not pay University such amounts in full, including accrued interest, within [***] days of written demand (a “Payment Default”); (b) other than a Payment Default, Company or its Affiliate or Sublicensee materially breaches this Agreement and Company or its Affiliate or Sublicensee does not cure the breach within [***] days after written notice of the breach; or (c) the Company or Affiliate experiences a Trigger Event, which is not resolved as allowed in Section 7.4 below or within [***] days after the Trigger Event. For the avoidance of doubt, a material breach of this Agreement includes, but is not limited to, a failure of Company to satisfy its obligations under Section 3.2.

7.4    Trigger Event. The term “Trigger Event” means any of the following: (a) if Company: (i) becomes insolvent, or bankrupt, (ii) is adjudicated insolvent or bankrupt, (iii) admits in writing its inability to pay its debts, (iv) suffers the appointment of a custodian, receiver or trustee for it or its property and, if appointed without its consent, not discharged or stayed within [***] days, (v) makes an “assignment for the benefit of creditors” (as defined under applicable law), or (vi) suffers proceedings being instituted against it

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or release of debtors and, if contested by it, not dismissed or stayed within [***] days; (b) the institution or commencement by Company of any proceeding under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or release of debtors; (c) the entering of any order for relief relating to any of the proceedings described in Section 7.4(a) or (b) above; (d) the calling by Company of a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (e) the act or failure to act by Company indicating its consent to, approval of or acquiescence in any of the proceedings described in Section 7.4(a)-(e) above; or (f) the commencement by Company of any action against University (including an action for declaratory judgment) to declare or render invalid or unenforceable the Patent Rights, or any claim thereof.

7.5    Effect of Termination. Upon the termination of this Agreement for any reason: (a) the License terminates; (b) Company and all its Affiliates and Sublicensees will cease all making, having made, using, importing, offering for sale and selling all Licensed Products in each country where such Licensed Products are covered by at least one issued Valid Claim, except to the extent permitted by Section 7.6; (c) Company will pay to University all amounts, including accrued interest, owed to University under this Agreement through the date of termination, including royalties on Licensed Products invoiced or shipped through the date of termination and any sell off period permitted by Section 7.6, with such payments to be made when and as due under Section 4 and 5; (d) each Receiving Party will, at the request of the Disclosing Party, return all of the Disclosing Party’s Confidential Information, except that each Receiving Party may retain one copy of such information solely for archival purposes and to ascertain compliance with this Agreement, and (e) in the case of termination under Section 7.3, all duties of University and all rights (but not duties) of Company under this Agreement immediately terminate without further action required by either University or Company.

7.6    Inventory; Product Labeling and Marking; Sell Off.

(a)Upon the termination of this Agreement for any reason, Company will cause physical inventories of Licensed Products to be taken in each country where such Licensed Products are covered by at least one issued Valid Claim. Such inventory (the “Licensed Product Inventory”) shall include: (i) all completed Licensed Products on hand under the control of Company or its Affiliates or Sublicensees; and (ii) such Licensed Products that are in the process of manufacture within three business days after on the date of termination of this Agreement. Company will deliver promptly to University a copy of such written inventory of Licensed Products, certified by an officer of the Company.

(b)Upon termination of this Agreement for any reason, Company will promptly remove, efface or destroy all references to University in connection with the Patent Rights from any advertising, web sites or other materials used in the promotion of the business of Company or its Affiliates or Sublicensees, and Company and its Affiliates and Sublicensees will not represent in any manner that it has rights in or to the Patent Rights (provided, however, that the Company shall not be required to remove historical references to University and this Agreement in informational materials about the Company, such as prior SEC filings that may be on the Company’s website).

(c)Upon the termination of this Agreement for any reason other than pursuant to Section 7.3(a) or (c), the Company may sell off the Licensed Products Inventory for a period of six months following the effective date of termination and pay University royalties on Net Sales of the Licensed Product Inventory, in accordance to Sections 4 and 5.

7.7    Survival. Company’s obligation to pay all amounts, including accrued interest, owed to University under this Agreement will survive the termination of this Agreement for any reason. Sections

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Exhibit has been filed Separately with the Securities and Exchange Commission

3.4, 4, 5, 6, 7.5, 7.6, 7.7, 9, 10, 11, 13.10, 13.11, and 14 will survive the termination of this Agreement for any reason in accordance with their respective terms.

Section 8.Patent Prosecution and Maintenance

8.1    Patent Control. University controls the preparation, prosecution and maintenance of the Patent Rights and the selection of patent counsel, and will follow all reasonable input from the Company and keep Company informed of all developments in the prosecution of the Patent Rights, providing at least 30 days’ notice of any deadlines which, if not met, would impair the scope, validity, or enforceability of the applicable Patent Rights. University will notify Company if it intends not to follow Company’s input. For purposes of this Section 8, the word “maintenance” includes any interference negotiations, claims, or proceedings, in any forum, brought by University, Company, a third party, or the United States Patent and Trademark Office involving the Patent Rights, any reexamination, review, or opposition of the Patent Rights, and any requests by University or Company that the United States Patent and Trademark Office reissue any patent in the Patent Rights. University will not allow any of the Patent Rights to expire, lapse, or otherwise go abandoned without Company’s consent, except for cases of failure of Company to reimburse patent expenses as described in Section 8.2.

8.2    Payment and Reimbursement. Company acknowledges that the University has incurred attorney fees, expenses, filing fees and other charges incident to the preparation, filing, prosecution and maintenance of the Patent Rights (the “Past Patent Expenses”) in the amount set forth on Exhibit D. The Company has paid per the Original Agreement the Past Patent Expenses, as set forth in the invoice attached as Exhibit D. During the Term, the Company will either pay directly under a separate Client and Billing Agreement or reimburse University for all reasonable documented attorneys’ fees, expenses, official fees and all other charges accumulated or invoiced to the University during the Term incident to the preparation, filing, prosecution, and maintenance of the Patent Rights (the “Current Patent Expenses”). The University shall use reasonable efforts to submit Current Patent Expenses for pre-approval by the Company. The Current Patent Expenses shall be reimbursed or paid, as applicable, within 30 days after Company's receipt of an itemized invoice for such fees, expenses and charges. University reserves the right to require the Company to provide a deposit in advance of incurring out of pocket patent expenses estimated by counsel to exceed $[***]. If Company fails to reimburse patent expenses under this Section 8.2, or provide a requested deposit with respect to a Patent Right, then University shall have the right to, at its discretion and expense, either abandon such applications or patents related to such Patent Right or to continue such preparation, prosecution and/or maintenance activities and, to the extent University has pursued protection of any patent rights associated with such patent action will remain subject to the License, at University’s sole discretion. Any abandonment of patents or applications under Patent Rights by the University shall not affect Company's obligation to pay prior royalties due under this Agreement that were accrued prior to the date of abandonment of patents or applications for such Patent Rights.

8.3    Patent Marking. Company shall include appropriate marking on all Licensed Products made, sold or otherwise disposed of by Company, which patent marking will be in accordance with appropriate patent marking laws of the United States and any other country in which such Licensed Products are made, sold or otherwise disposed of. Company will cause its Affiliates and/or Sublicensees to similarly mark any Licensed Products made, sold or otherwise disposed of by such Affiliates or Sublicensees. The patent marking obligations required by this Section 8.3 shall be limited to issued patents with Valid Claims covering Licensed Products, provided, however, that if applicable law within any country requires patent marking for pending applications, then the patent marking required under this Section 8.3 shall, solely with respect to such country, include any and all Valid Claims in that country covering Licensed Products.

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Section 9.Infringement

9.1    Notice. Company and University will notify each other promptly in writing, but in no event later than five (5) days after any infringement of the Patent Rights comes to their attention. Company and University will consult each other in a timely manner concerning any appropriate response to the infringement.

9.2    Prosecution of Infringement. Company may prosecute any infringement of the Patent Rights at Company’s expense, including defending against any counterclaims or cross claims brought by any party against Company or University regarding the Patent Rights and defending against any claim that the Patent Rights are invalid in the course of any infringement action or in a declaratory judgment action. University reserves the right to intervene voluntarily within 30 days from the commencement of such action and join Company in any such infringement litigation at University’s expense. If University chooses not to intervene voluntarily, but University is a necessary party to the action brought by Company, then Company may join University in the infringement litigation. If Company decides not to prosecute any infringement of the Patent Rights, then University may elect to prosecute such infringement independently of Company in University’s sole discretion and at University’s expense.

9.3    Cooperation. In any litigation under this Section 9, either party, at the request and sole expense of the other party, will cooperate to the fullest extent reasonably possible. This Section 9.3 will not be construed to require either party to undertake any activities, including legal discovery, at the request of any third party, except as may be required by lawful process of a court of competent jurisdiction. If, however, either party is required to undertake any activity, including legal discovery, as a right of lawful process of a court of competent jurisdiction, then Company will pay all reasonable expenses incurred by Company and by University, except where University has elected to prosecute infringement that Company has declined to prosecute, in which case University will pay: (i) all reasonable expenses incurred by Company prior to the University’s election to prosecute such infringement (the “Opt-in Election”), (ii) all reasonable expenses incurred by Company after the Opt-in Election, provided that such expenses are pre-approved in writing by University and (ii) all reasonable expenses incurred by University.

9.4    Control of Litigation. Company controls any litigation or potential litigation involving the prosecution of infringement claims regarding the Patent Rights that Company elects to pursue, in which University is not a party, including the selection of counsel, all taking into account reasonable input from University. Company shall not settle or compromise any such litigation in a manner that imposes any obligations or restrictions on University (including injunctive or non-monetary relief affecting University) or grants any rights to the Patent Rights, other than any permitted sublicenses, without University’s prior written permission, which will not be unreasonably withheld, delayed or conditioned. The University shall have the right to control any litigation or potential litigation involving the prosecution of infringement claims regarding the Patent Rights, but only if the Company fails to elect to control such litigation. In all instances in which University is a party, University reserves the right to select its own counsel. If University is involuntarily joined as a party, University retains the right to select its own counsel, but Company will be responsible for University’s reasonable out-of-pocket expenses, including but not limited to reasonable attorneys’ fees, expert fees, and court costs, relating to its joining thereto and participation therein as set forth in Section 9.5.

9.5    Recoveries from Litigation.

(a) If Company prosecutes any claims of actual or alleged infringement of the Patent Rights, either without University as a party, or with University involuntarily joined as a party, then Company

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission will reimburse University for University’s litigation expenditures, including but not limited to reasonable attorneys’ fees, expert fees, expenses, and other charges incurred by University, even if there are no financial recoveries from the infringement action. Company will reimburse University within 30 days after receiving each invoice from University. After reimbursing University for its expenditures, Company will next use the financial recoveries from such claims, if any, to reimburse Company for its litigation expenditures. Any remaining recovery, if any, will be deemed to be a payment from a Sublicensee, for which a Sublicense Fee shall be payable to the University pursuant to Section 4.8, with the amount of the fee to be determined with reference to the timing of the Company’s actual cash receipt of such recovery.

(b)     If Company prosecutes any claims of actual or alleged infringement of the Patent Rights with University joined as a voluntary party, then any financial recoveries from such claims will be: (x) first, shared between Company and University in proportion with their respective shares of the aggregate litigation expenditures by Company and University; and (y) second, shared equally by Company and University as to any remainder after Company and University have fully recovered their aggregate litigation expenditures.

(c) If University prosecutes any claims of actual or alleged infringement of the Patent Rights independent of Company, then University will prosecute such infringement at University’s expense and will retain any financial recoveries in their entirety.

Section 10.Disclaimer of Warranties; Limitation of Liability

10.1    Disclaimer. THE PATENT RIGHTS, LICENSED PRODUCTS AND ANY OTHER TECHNOLOGY LICENSED UNDER THIS AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF ACCURACY, COMPLETENESS, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON‑INFRINGEMENT, ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR TITLE. Specifically, and not in limitation of the foregoing, University makes no representation or warranty (i) regarding the validity or scope of the Patent Rights, and (ii) that the exploitation of the patents or applications in Exhibit A or any continuation, divisional, continuation-in-part and re-issue applications any foreign counterparts and extensions claiming the benefit of priority to such patents or patent applications, or Patent Rights or Licensed Products will not infringe on any patents or other intellectual property of any third party.

10.2    UNIVERSITY WILL NOT BE LIABLE TO COMPANY, ITS AFFILIATES, SUBLICENSEES, SUCCESSORS OR ASSIGNS, OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM: ARISING FROM COMPANY’S USE OF THE PATENT RIGHTS, LICENSED PRODUCTS OR ANY OTHER TECHNOLOGY LICENSED UNDER THIS AGREEMENT; OR ARISING FROM THE DEVELOPMENT, TESTING, MANUFACTURE, USE OR SALE OF LICENSED PRODUCTS. UNIVERSITY WILL NOT BE LIABLE TO COMPANY, ITS AFFILIATES, SUBLICENSEES, SUCCESSORS OR ASSIGNS, OR ANY THIRD PARTY FOR LOST PROFITS, BUSINESS INTERRUPTION, OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

Section 11.Indemnification.

11.1    Indemnification. Company will defend, indemnify, and hold harmless each Indemnified Party from and against any and all Liabilities with respect to an Indemnification Event.

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11.2    Reimbursement of Costs. Company will pay directly all Liabilities incurred for defense or negotiation of any Claim or will reimburse University for all documented Liabilities incident to the defense or negotiation of any Claim within 30 days after Company’s receipt of invoices for such Liabilities.

11.3    Control of Litigation. Company controls any litigation or potential litigation involving the defense of any Claim, including the selection of counsel, with input from University. University reserves the right to protect its interest in defending against any Claim by selecting its own counsel, with any attorneys’ fees and litigation expenses to be borne by the University, unless the Company fails or declines to assume the defense of the Claim within 30 days of notice of the Claim, in which case Company shall be liable for and reimburse University for all Liabilities in accordance with Section 11.1.

11.4    Other Provisions. Company will not settle or compromise any Claim giving rise to Liabilities in any manner that imposes any restrictions or obligations on University (including injunctive or non-monetary relief affecting University) or grants any rights to the Patent Rights or the Licensed Products without University’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned. If Company fails or declines to assume the defense of any Claim within 30 days after notice of the Claim, or fails to reimburse an Indemnified Party for any Liabilities pursuant to Sections 11.1 and 11.2 within the 30-day time period set forth in Section 11.1, then University may assume the defense of such Claim for the account and at the risk and expense of Company, and any Liabilities related to such Claim will be conclusively deemed a liability of Company and Company shall reimburse University for all Liabilities in accordance with Section 11.1. The indemnification rights of the Indemnified Parties under this Article 11 are in addition to all other rights that an Indemnified Party may have at law, in equity or otherwise.

Section 12.Insurance.

12.1    Coverage. Company will procure and maintain insurance policies for the following coverage with respect to personal injury, bodily injury and property damage arising out of Company’s performance under this Agreement: (a) during the Term, comprehensive general liability, including broad form and contractual liability, in a minimum amount of $[***] combined single limit per occurrence and in the aggregate; (b) prior to the commencement of clinical trials involving Licensed Products, clinical trials coverage in a minimum amount of $[***] combined single limit per occurrence and in the aggregate; and (c) prior to the Sale of the first Licensed Product, product liability coverage, in a minimum amount of $[***] combined single limit per occurrence and in the aggregate. University may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 12.1, and University reserves the right to require Company to adjust the limits accordingly. The required minimum amounts of insurance do not constitute a limitation on Company’s liability or indemnification obligations to University under this Agreement.

12.2    Other Requirements. The policies of insurance required by Section 12.1 will be issued by an insurance carrier with an A.M. Best rating of “A” or better and will name University as an additional insured with respect to Company’s performance under this Agreement. Company will provide University with insurance certificates evidencing the required coverage within 30 days after the Original Effective Date and the commencement of each policy period and any renewal periods. Each certificate will provide that the insurance carrier will notify University in writing at least 30 days prior to the cancellation or material change in coverage.

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Section 13.Company’s Representations and Warranties.

13.1    Organization, Good Standing and Qualification. Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to conduct on its business, to execute and deliver this Agreement, and to consummate the transactions contemplated by this Agreement.

13.2    Authorization. All corporate action on the part of Company, its officers, directors and members or stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Company hereunder and this Agreement, when executed and delivered by Company, will constitute valid and legally binding obligations of Company, enforceable against Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 14.Additional Provisions

14.1    Independent Contractors. The parties are independent contractors. Nothing contained in this Agreement is intended to create an agency, partnership or joint venture between the parties. At no time will either party make commitments or incur any charges or expenses for or on behalf of the other party.

14.2    No Discrimination. Neither University nor Company will discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, handicap, or veteran status.

14.3    Compliance with Laws. Company must comply with all applicable laws, rules and regulations that apply to its activities or obligations under this Agreement. For example, Company will comply with applicable United States export laws and regulations, including, but not limited to, the export laws and regulations of the United States, and will not sell, transfer, export or re-export any such Licensed Products or information to any persons or any third parties with regard to which there exist grounds to suspect or believe that they are violating such laws. The transfer of certain technical data and commodities may require a license from the applicable agency of the United States government and/or written assurances by Company that Company will not export data or commodities to certain foreign countries without prior approval of the agency. University does not represent that no license is required, or that, if required, the license will issue.

14.4    Modification, Waiver & Remedies. This Agreement may only be modified by a written amendment that is executed by an authorized representative of each party. Any waiver must be express and in writing. No waiver by either party of a breach by the other party will constitute a waiver of any different or succeeding breach. Unless otherwise specified, all remedies are cumulative.

14.5    Assignment and Change of Control.

(a)Company may not assign this Agreement without the prior written consent of University, which consent will not be unreasonably withheld, delayed or conditioned, provided that the following conditions are met: (i) at least 30 days before the consummation of the proposed assignment, Company provides the University with written notice of the proposed assignment; (ii) the assignee agrees in writing to be legally bound by this Agreement and commits to deliver to University an updated Development

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Plan within 45 days after the closing of the proposed assignment; and (iii) Company provides University with a copy of assignee's aforementioned undertaking. Any permitted assignment will not relieve Company of responsibility for performance of any obligation of Company that has accrued at the time of the assignment. Any purported assignment not in compliance with this Section 14.5(a) will be null and void.

(b)Except as set forth below, the Company shall be required to obtain the written consent of the University prior to consummation of any transaction that would result in a Change of Control, which consent will not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, no consent of University shall be required for a Change of Control if the following conditions are met: (i) the entity or entities that will exercise “control” (as defined in Section 1.2) of the Company immediately after the Change of Control transaction has total assets, as of the balance sheet date presented in the Company’s most recent periodic report under the Securities Exchange Act of 1934 (i.e., Form 10-K or Form 10-Q, as applicable) in excess of the Company’s total assets, as presented in such report; (ii) the consummation of the Change of Control shall not result in violation of applicable law; and (iii) the Change of Control shall not result in the Company or resulting entity being owned or controlled by individuals and entities appearing on the Office of Foreign Assets Control Specially Designated Nationals and Blocked Persons (SDN) list, absent an applicable exemption or authorization by the Office of Foreign Assets Control.

14.6    Notices. Any notice or other required communication (each, a “Notice”) must be in writing, addressed to the party's respective Notice Address listed on the signature page, and delivered: (a) personally; (b) by certified mail, postage prepaid, return receipt requested; (c) by recognized overnight courier service, charges prepaid; or (d) by facsimile. A Notice will be deemed received: if delivered personally, on the date of delivery; if mailed, five (5) days after deposit in the United States mail; if sent via courier, one (1) business day after deposit with the courier service; or if sent via facsimile, upon receipt of confirmation of transmission provided that a confirming copy of such Notice is sent by certified mail, postage prepaid, return receipt requested.

14.7    Severability & Reformation. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement will remain in full force and effect. Such invalid or unenforceable provision will be automatically revised to be a valid or enforceable provision that comes as close as permitted by law to the parties' original intent.

14.8    Headings & Counterparts. The headings of the articles and sections included in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement. This Agreement may be executed in several counterparts, all of which taken together will constitute the same instrument.

14.9    Governing Law. This Agreement and all amendments, exhibits, modifications, alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the District of Columbia, without regard to principles of conflict of laws thereof which may require the application of the law of another jurisdiction.

14.10    Dispute Resolution. If a dispute arises between the parties concerning any right or duty under this Agreement, then the parties will confer, as soon as practicable, in an attempt to resolve the dispute. If the parties are unable to resolve the dispute amicably, then the parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the Washington, D.C. with respect to all disputes arising under this Agreement.

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

14.11    Integration. This Agreement and the Exhibits attached hereto contain the entire agreement between the parties with respect to the Patent Rights and the License and supersede all other oral or written representations, statements, or agreements with respect to such subject matter, including but not limited to the Original Agreement and any preliminary term sheets relating to the Patent Rights.

[SIGNATURES TO FOLLOW]

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Each party has caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

THE GEORGE WASHINGTON UNIVERSITY	La Jolla Pharmaceutical Company
By: _________________________________	By: _________________________________
Name: Louis H. Katz	Name: George F. Tidmarsh, M.D., Ph.D.
Title: Executive Vice President & Treasurer	Title: President & Chief Executive Officer
Date: ________________________________	Date: ________________________________

Addresses:

Technology Commercialization Office	La Jolla Pharmaceutical Company
The George Washington University	4660 La Jolla Village Drive
2033 K ST, NW, Suite 750	Suite 1070
Washington DC, 20052	San Diego, CA 92122
Attention: TCO Operations Coordinator	858-207-4264
Attention: Chief Executive Officer
Required copy to:
The George Washington University	Required copy to:
Office of the General Counsel	Gibson, Dunn & Crutcher, LLP
2100 Pennsylvania Avenue NW	555 Mission Avenue, Suite 3000
Washington, DC	San Francisco, CA 94015
Attention: General Counsel	Attn: Ryan A. Murr, Esq.
202-994-6503	Fax: (415) 374-8430
ogc@gwu.edu

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

EXHIBIT INDEX

Exhibit A        Patents and Patent Applications in Patent Rights
Exhibit B        Minimum Contents of Development Plan
Exhibit C        Format of Royalty Report
Exhibit D        Invoice of Past Patent Costs

[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Exhibit A

Patents and Patent Applications in Patent Right

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[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Exhibit B

Minimum Contents of Development Plan

The initial Development Plan and each annual update to the Development Plan shall include, at a minimum, the following information:

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[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Initial Development Plan - December 1, 2014

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[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Exhibit C

Format of Royalty Report

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[***] Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request. An unredacted version of this
Exhibit has been filed Separately with the Securities and Exchange Commission

Exhibit D

Invoice of Past Patent Costs

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